UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

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PHILLIPS EDISON GROCERY CENTER REIT II, INC.

(Exact name of registrant as specified in its charter)

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Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Glenwood Crossing

On March 27, 2015, Phillips Edison Grocery Center REIT II, Inc. (the “Company”) purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 101,021 rentable square feet located on approximately 13.8 acres of land in Cincinnati, Ohio (“Glenwood Crossing”) for approximately $7.1 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Glenwood Crossing was purchased from Glenwood Crossing LLC, an Ohio limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Glenwood Crossing is 96% leased to 11 tenants. Kroger, a market-leading grocery store chain, occupies 62,541 rentable square feet at Glenwood Crossing. Based on the current condition of Glenwood Crossing, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Glenwood Crossing is adequately insured.

Rosewick Crossing

On April 2, 2015, the Company purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 115,972 rentable square feet located on approximately 20.6 acres of land in La Plata, Maryland (“Rosewick Crossing”) for approximately $25.0 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Rosewick Crossing was purchased from Excel Rosewick LLC, a Delaware limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Rosewick Crossing is 82% leased to 12 tenants. Giant, a regional market-leading grocery store chain, occupies 61,932 rentable square feet at Rosewick Crossing. Based on the current condition of Rosewick Crossing, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Rosewick Crossing is adequately insured.

Waterford Park Plaza

On April 6, 2015, the Company purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 127,586 rentable square feet located on approximately 14.55 acres of land in Plymouth, Minnesota (“Waterford Park Plaza”) for approximately $19.5 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering and proceeds from a mortgage loan assumed in connection with the acquisition. Waterford Park Plaza was purchased from Provident/Waterford, LLC, a Minnesota limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Waterford Park Plaza is 96% leased to 24 tenants. Cub Foods, a regional market-leading grocery store chain, occupies 64,673 rentable square feet at Waterford Park Plaza. Based on the current condition of Waterford Park Plaza, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Waterford Park Plaza is adequately insured.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Dated: April 7, 2015	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer